UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

Grayscale Digital Large Cap Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	000-56284	98-1406784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Digital Large Cap Fund LLC Shares	GDLC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Prime Broker Agreement

On June 25, 2025, Grayscale Digital Large Cap Fund LLC (the “Fund”), Grayscale Investments Sponsors, LLC, the manager of the Fund (the “Manager”) and Coinbase, Inc., the prime broker of the Fund (“Coinbase” or the “Prime Broker”), on behalf of itself and as agent for Coinbase Custody Trust Company, LLC (“Coinbase Custody” or the “Custodian”) and Coinbase Credit, Inc. (“Coinbase Credit” and, collectively with Coinbase and Coinbase Custody, the “Coinbase Entities”), entered into the Coinbase Prime Broker Agreement, which includes the Coinbase Custodial Services Agreement attached thereto as Exhibit A (the “CSA”), the Coinbase Settlement and Transfer Agreement attached thereto as Exhibit B (the “STA”) and all other exhibits, addenda and supplements attached thereto (collectively with the CSA and STA, the “Prime Broker Agreement”) governing the Fund’s and the Manager’s use of the custodial and prime broker services provided by the Custodian and the Prime Broker. The Prime Broker Agreement establishes the rights and responsibilities of the Custodian, the Prime Broker, the Manager and the Fund with respect to the Fund’s Fund Components which are held in accounts maintained and operated by the Custodian, as a fiduciary with respect to the Fund’s assets, and the Prime Broker (together with the Custodian, the “Custodial Entities”) on behalf of the Fund.

The Prime Broker Agreement shall not become effective until the date on which the shares of Grayscale Digital Large Cap Fund LLC begin trading on NYSE Arca as shares of an exchange-traded product (the “Uplisting Date”).

The foregoing description, together with the below description of certain terms of the Prime Broker Agreement, is a summary, does not purport to be a complete description of the Prime Broker Agreement, and is qualified in its entirety by reference to the Prime Broker Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. In addition, the risk factors related to the Prime Broker Agreement set forth in Exhibit 99.1 hereto update the Fund’s previously filed risk factors to the extent applicable and are incorporated by reference herein.

Coinbase Custody is currently the custodian of the Fund and is party to the Previous Custodian Agreement (as defined in Item 1.02 below).

Accounts; Location of Fund Components

All of the Fund’s Fund Components, other than that which is credited to a settlement balance maintained with the Prime Broker (the “Settlement Balance”), is held in custody accounts maintained on the books of the Custodian, as to which the Custodian controls the private keys which allow for the transfer of ownership or control of the Fund’s Fund Components on the Fund’s behalf (the “Vault Balance”). The Prime Broker Agreement provides that the Fund’s Vault Balance will be held by the Custodian in segregated wallets or accounts. The Custodian will keep all of the private keys associated with the Fund’s Fund Components held in the Vault Balance in an offline manner. The term “cold storage” refers to a safeguarding method where the storage of private keys may involve keeping such keys’ materials on a non-networked computer or electronic device or storing the private keys on a storage device. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private keys corresponding to the Fund’s Fund Components are generated and stored in an offline manner. The term “hot storage” refers to the safeguarding method by which the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to theft, loss or damage.

Additionally, at the Manager’s discretion, a portion of the Fund’s Fund Components holdings may be credited to the Settlement Balance, which will be reflected in a ledger maintained on the books of the Prime Broker. The Prime Broker Agreement provides that any Ether credited to the Fund’s Settlement Balance will be held (i) in omnibus cold storage wallets; (ii) in omnibus hot storage wallets; or (iii) in omnibus accounts with one of the third-party venues to which Coinbase has established connections (each, a “Coinbase Connected Venue”). The Settlement Balance shall be separate from the Vault Balance and any other account(s) the Fund or the Manager maintain with the Custodian. From time to time, the Prime Broker may temporarily keep a portion of the private keys associated with the Fund Components credited to the Fund’s Settlement Account in hot storage for purposes of facilitating the receipt and distribution of Fund Components in connection with the creation and redemption of Baskets.

Private key shards associated with the Fund’s Fund Components are distributed geographically by the Custodial Entities in secure vaults around the world, including in the United States. The locations of the secure vaults may change and are kept confidential by the Custodian for security purposes.

The Prime Broker Agreement states that the Custodian serves as a fiduciary and custodian on the Fund’s behalf with respect to the Fund’s Fund Components held in the Vault Balance and the Fund Components in the Vault Balance are considered fiduciary assets that remain the Fund’s property at all times and are not treated as general assets of the Custodian. Under the Prime Broker Agreement, the Custodian represents and warrants that it has no right, interest, or title in the Fund Components in the Fund’s Vault Balance, and agrees that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate such digital assets. The Custodian does not reflect such digital assets as assets on the balance sheet of the Custodian, but does reflect the obligation to safeguard such digital assets with a corresponding asset measured at fair value for such obligation. With respect to the Fund’s Fund Components credited to the Settlement Balance, the Prime Broker maintains an internal ledger that specifies the Fund Components credited to the Fund’s Settlement Balance.

The Prime Broker Agreement states that the Prime Broker treats such Fund Components as custodial assets held for the benefit of the Fund, and shall not be considered the property of the Prime Broker. Additionally, under the Prime Broker Agreement, the Prime Broker represents and warrants that it will not, directly or indirectly, sell, transfer, loan, rehypothecate or otherwise alienate the Fund’s Fund Components credited to the Settlement Balance.

The Custody Agreement also contains an agreement by the parties to treat the digital assets credited to the Fund’s Vault Balance and Settlement Balance as “financial assets” under Article 8 of the New York Uniform Commercial Code (“Article 8”) and to treat the Vault Balance and Settlement Balance as “securities accounts” with respect to which the Fund is the “entitlement holder” within the meaning of Article 8. The Custodial Entities’ ultimate parent, Coinbase Global, Inc. (“Coinbase Global”), has stated in its public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate, although due to the novelty of digital assets courts have not yet considered this type of treatment for custodied digital assets. See “Risk Factors—The Fund relies on third-party service providers to perform certain functions essential to the affairs of the Fund and the replacement of such service providers could pose challenges to the safekeeping of the Fund’s Fund Components and to the operations of the Fund” in Exhibit 99.1 hereto for more information.

Safekeeping of Fund Components

The Custodian will use commercially reasonable efforts to keep in safe custody on behalf of the Fund all Fund Components received by the Custodian. All Fund Components credited to the Vault Balance will (i) be held in the Vault Balance at all times, and the Vault Balance will be controlled by the Custodian; (ii) be labeled or otherwise appropriately identified as being held for the Fund; (iii) be held on a non-fungible basis; (iv) not be commingled with other digital assets held by the Custodian, whether held for the Custodian’s own account or the account of other clients other than the Fund; and (v) not without the prior written consent of the Fund be deposited or held with any third-party depositary, custodian, clearance system or wallet. Additionally, the Custodian will use commercially reasonable efforts to keep the private key or keys for the Vault Balance secure, and will not disclose such keys to the Fund, the Manager or to any other individual or entity except to the extent that any keys are disclosed consistent with a standard of commercially reasonable efforts and as part of a multiple signature solution that would not result in the Fund or the Manager “storing, holding, or maintaining custody or control of” the Fund Components “on behalf of others” within the meaning of the New York BitLicense Rule (23 NYCRR Part 200) as in effect as of June 24, 2015 such that it would require the Fund or the Manager to become licensed under such law.

Fund Components credited to the Fund’s Settlement Balance may be held in omnibus wallets maintained by the Prime Broker and/or at Coinbase Connected Venues. While the Fund Components credited to the Fund’s Settlement Balance could be commingled with other assets, the Fund Components in the Fund’s Settlement Balance will represent entitlement to a pro-rata share of the Fund Components held in such omnibus wallets and/or at Coinbase Connected Venues. In all circumstances the Prime Broker will keep an internal ledger that specifics the assets credited to the Settlement Balance such that the Fund, its auditors and regulators can identify the Fund’s pro-rata share of the Fund Components held in omnibus wallets and/or at Coinbase Connected Venues. Neither the Fund nor the Manager have a contractual relationship with the Coinbase Connected Venues utilized by the Custodial Entities.

Insurance

Pursuant to the terms of the Prime Broker Agreement, the Custodian is required to maintain insurance in such types and amounts as are commercially reasonable for the custodial services it provides. The Custodian has advised the Manager that it has insurance coverage pursuant to policies held by Coinbase Global, which procures fidelity (or crime) insurance coverage at commercially reasonable amounts for the custodial services provided. This insurance coverage is limited to losses of the digital assets the Custodian custodies on behalf of its clients, including the Fund’s Fund Components, resulting from theft, including internal theft by employees of Coinbase and its subsidiaries and theft or fraud by a director of Coinbase if the director is acting in the capacity of an employee of Coinbase or its subsidiaries.

Although the Prime Broker is not required to maintain insurance under the terms of the Prime Broker Agreement, the Custodial Entities have also advised the Manager that they maintain insurance coverage pursuant to such policies held by Coinbase Global.

Moreover, while the Custodian maintains certain capital reserve requirements depending on the assets under custody and to the extent required by applicable law, and such capital reserves may provide additional means to cover client asset losses, the Manager does not know the amount of such capital reserves, and neither the Fund nor the Manager have access to such information. The Fund cannot be assured that the Custodian will maintain capital reserves sufficient to cover losses with respect to the Fund’s digital assets. Furthermore, Coinbase has represented in securities filings that the total value of crypto assets in its possession and control is significantly greater than the total value of insurance coverage that would compensate Coinbase in the event of theft or other loss of funds.

Deposits, Withdrawals and Storage

The Custodian and the Prime Broker provide for: (i) holding of the Fund’s Fund Components in the Vault Balance and the Settlement Balance; (ii) transfer of the Fund’s Fund Components between the relevant Vault Balance and the Settlement Balance; (iii) the deposit of Fund Components from a public blockchain address into the respective account or accounts in which the Vault Balance or the Settlement Balance are maintained; and (iv) the withdrawal of Fund Components from the Vault Balance to a public blockchain address the Fund controls (each such transaction is a “Custody Transaction”) (collectively, the “Custodial and Prime Broker Services”).

The Custodian reserves the right to refuse to process or to cancel any pending Custody Transaction as required by law or in response to a subpoena, court order, or other binding government order or to enforce transaction, threshold, and condition limits, in each case as communicated to the Fund as soon as reasonably practicable where the Custodian is permitted to do so, or if the Custodian reasonably believes that the Custody Transaction may violate or facilitate the violation of an applicable law, regulation or applicable rule of a governmental authority or self-regulatory organization. The Custodial Entities may suspend, restrict or terminate the Fund’s and the Manager’s access to the Custodial and Prime Broker Services, and/or suspend, restrict or close the accounts associated with the Fund’s Vault Balance and Settlement Balance (the “Accounts”) if the Fund or Manager has taken certain actions, including any prohibited use or prohibited business as set forth in the Prime Broker Agreement or if either or both of the Custodial Entities are required to do so by a subpoena, court order, or other binding government order.

From the time the Custodian has verified the authorization of a complete set of instructions to withdraw Fund Components from the Vault Balance, the Custodian will have a limited amount of time to process and complete such withdrawal. The Custodian will ensure that initiated deposits are processed in a timely manner but the Custodian makes no representations or warranties regarding the amount of time needed to complete processing which is dependent upon many factors outside of the Custodian’s control. Transactions relating to Fund Components held in the Settlement Balance occur on the relevant digital asset protocols.

The Custodial Entities make no other representations or warranties with respect to the availability and/or accessibility of Fund Components or the availability and/or accessibility of the Vault Balance, the Settlement Balance or the Custodial and Prime Broker Services.

Security of the Accounts

The Custodial Entities securely store all digital asset private keys held by the Custodian on secure servers or offline, in cold storage. Under the Prime Broker Agreement, the Custodian must use commercially reasonable efforts to keep the private key or keys to the Vault Balance secure, and may not disclose such private keys to the Manager, Fund or any other individual or entity.

The Custodial Entities have implemented and will maintain reasonable information security programs that include policies and procedures that are reasonably designed to safeguard the Custodial Entities’ electronic systems and the Fund’s and the Manager’s confidential information from, among other things, unauthorized access or misuse. In the event of a Data Security Event (as defined in the Prime Broker Agreement), the Custodial Entities will promptly (subject to any legal or regulatory requirements) notify the Fund and the Manager.

Key Generation

Public addresses and their corresponding private keys are generated by the Custodian, as applicable in secret key generation ceremonies at secure locations inside faraday cages, which are enclosures used to block electromagnetic fields and thus mitigate against attacks. The Custodian uses quantum random number generators to generate the public and private key pairs.

Once generated, private keys are encrypted, separated into “shards”, and then further encrypted. After the key generation ceremony, all materials used to generate private keys, including computers, are destroyed. All key generation ceremonies are performed offline. No party other than the Custodian has access to the private key shards of the Fund.

Key Storage

Private key shards are distributed geographically by the Custodial Entities in secure vaults around the world, including in the United States. The locations of the secure vaults may change and are kept confidential by the Custodian and the Prime Broker for security purposes.

The Vault Balance primarily uses “cold” storage mechanisms to secure a substantial portion of the Fund’s private keys. A substantial portion of the Fund’s Fund Components holdings will be held in cold storage at all times, with a portion of the Settlement Balance held temporarily in hot storage from time to time, for purposes of facilitating the receipt and distribution of Fund Components in connection with the creation and redemption of Baskets. Any Fund Components credited to the Fund’s Settlement Balance is stored in omnibus accounts, either on the Prime Broker’s systems or at Coinbase Connected Venues, using a combination of cold and hot storage mechanisms to secure the private keys representing the assets credited to the Fund’s Settlement Balance.

The term cold storage refers to a safeguarding method where the storage of private keys may involve keeping such keys’ materials on a non-networked computer or electronic device or storing the private keys on a storage device. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private keys corresponding to the Fund’s Fund Components are generated and stored in an offline manner. A digital wallet may receive deposits of digital assets but may not send digital assets without use of the digital assets’ corresponding private keys. In order to send digital assets from a digital wallet in which the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into an online, or hot, digital asset software program to sign the transaction, or the unsigned transaction must be transferred to the cold server in which the private keys are held for signature by the private keys and then transferred back to the online digital asset software program. At that point, the user of the digital wallet can transfer its digital assets. While private keys held in hot storage are more accessible and therefore enable more efficient transfers, such assets are more vulnerable to theft, loss or damage.

Security Procedures

The Custodian and the Prime Broker hold the Fund’s private keys in custody in accordance with the terms and provisions of the Prime Broker Agreement. Transfers to and from the Vault Balance and, where held in cold storage, the Fund’s Settlement Balance, require certain security procedures, including but not limited to, multiple encrypted private key shards, usernames, passwords and 2-step verification. Multiple private key shards held by the applicable Custodial Entity or Entities must be combined to reconstitute the private key to sign any transaction in order to transfer the Fund’s assets. Private key shards are distributed geographically by the Custodial Entities in secure vaults around the world, including in the United States.

As a result, if any one secure vault is ever compromised, this event will have no impact on the ability of the Fund to access its assets, other than a possible delay in operations, while one or more of the other secure vaults is used instead. These security procedures are intended to remove single points of failure in the protection of the Fund’s assets.

Transfers of Fund Components to the Vault Balance from the Settlement Balance will be available to the Fund once processed on the relevant digital asset protocols, subject to the availability of the Prime Broker’s online platform. When u is credited to the Settlement Balance, certain movements to allocate the balance among (i) omnibus cold storage wallets and omnibus hot storage wallets on the Prime Broker’s platform; or (ii) omnibus accounts at Coinbase Connected Venues may not be viewable by the Fund via the Prime Broker’s online portal. In addition, on a monthly basis the Custodial Entities will provide the Manager with an account statement identifying the amount of cash and Fund Components in the Fund’s Accounts at the end of the period and listing all account activity during that period.

Record Keeping; Inspection and Auditing

The Custodian will keep timely and accurate records as to the deposit, disbursement, investment and reinvestment of the Fund in the Vault Balance, and such records must be retained by the Custodian for no less than seven years. The Prime Broker Agreement also provides that each Custodial Entity will permit, to the extent it may legally do so, the Fund’s third-party representatives, upon thirty days’ notice, to inspect, take extracts from and audit the records that it maintains, take such steps as necessary to verify that satisfactory internal control systems and procedures are in place, as the Fund may reasonably request. The Prime Broker is obligated to notify the Fund of any audit report prepared by its internal or independent auditors if such report reveals any material deficiencies or makes any material objections.

The Fund and the Manager obtain and perform a comprehensive review of the Services Organization Controls (“SOC”) 1 report and SOC 2 each year. In addition to the review of SOC 1 and SOC 2 reports, the Fund, the Manager and/or their respective auditors may inspect or audit the Custodian’s records in a variety of manners if considered necessary. Such processes, may include validating the existing balances as reflected on the Custodian’s user interface to nodes of the underlying blockchain and confirming that such digital assets are associated with its public keys to validate the existence and exclusive ownership of the digital assets. To validate software functionality of the private keys, the Fund may transfer a portion of its digital assets from one public key to another public key of the Fund.

The Fund, the Manager and their independent auditors may evaluate the Custodian’s protection of private keys and other customer information, including review of supporting documentation related to the processes surrounding key lifecycle management, the key generation process (hardware, software, and algorithms associated with generation) the infrastructure used to generate and store private keys, how private keys are stored (for example, cold wallets), the segregation of duties in the authorization of digital asset transactions, and the number of users required to process a transaction and the monitoring of addresses for any unauthorized activity.

Once each calendar year, the Fund and the Manager are entitled to request that the Custodial Entities provide a copy of the SOC 1 report and SOC 2 report once per calendar year. Such reports are required to be dated within one year prior to such request. The Custodial Entities reserve the right to combine the SOC 1 and SOC 2 reports into a comprehensive report. In the event that the Custodial Entities do not deliver a SOC 1 Report or SOC 2 Report, as applicable, the Manager and the Fund will be entitled to terminate the Prime Broker Agreement. In addition to the review of SOC 1 and SOC 2 reports, the Fund may also request letters of representation on a quarterly basis between SOC reports regarding any known changes or conclusions to the SOC 1 and SOC 2 reports.

Standard of Care; Limitations of Liability

The Custodian will use commercially reasonable efforts to keep in safe custody on behalf of the Fund all Fund Components received by the Custodian. The Custodial Entities are liable to the Manager and the Fund for the loss of any Fund Components to the extent such loss resulted from the negligence, fraud or willful misconduct of the Custodial Entities. To the extent any loss is caused by a Custodial Entity’s negligence, fraud or willful misconduct, the Custodial Entities are required to return to the Fund a quantity of Fund Components equal to the quantity of any such lost Fund Components.

The Custodial Entities’ or Fund’s total liability under the Prime Broker Agreement will not exceed the greater of: (i) the value of the Fund Components or cash involved in the event, including but not limited to transaction(s) or deliveries(s), giving rise to such liability at the time of the event giving rise to such liability; (ii) the aggregate amount of fees paid by the Fund to the Custodial Entities in respect of the Custody and Prime Broker Services in the 12-month period prior to the event giving rise to such liability; or (iii) five million U.S. dollars. The Custodian’s total liability under the Prime Broker Agreement will not exceed the greater of: (i) the aggregate amount of fees paid by the Fund to the Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability; or (ii) the value of the Fund Components on deposit in the Vault Balance at the time of the events giving rise to the liability occurred, the value of which will be determined in accordance with the Prime Broker Agreement. In addition, the Custodian’s maximum liability in respect of each cold storage address that holds Fund Components shall be limited to $100 million (the “Cold Storage Threshold”). The Manager monitors the value of Fund Components deposited in cold storage addresses for whether the Cold Storage Threshold has been met by determining the U.S. dollar value of Fund Components deposited in each cold storage address on business days. Although the Cold Storage Threshold has to date not been met for a given cold storage address, to the extent it is met the Fund would not have a claim against the Custodian with respect to the digital assets held in such address to the extent the value exceeds the Cold Storage Threshold.

The Custodial Entities and the Fund are not liable to each other for any special, incidental, indirect, punitive, or consequential damages, whether or not the other party had been advised of such losses or knew or should have known of the possibility of such damages. In addition, the Custodial Entities are not liable to the Fund for circumstances resulting from certain force majeure events.

Indemnity

The Fund and the Custodial Entities have agreed to indemnify one another from and against certain claims or losses, subject to customary exceptions and limitations.

Fees and Expenses

The Manager will pay an annualized fee to the Coinbase Entities, covering the Fund’s use of the Custodial and Prime Broker Services, that is accrued on a monthly basis as a percentage of the Fund’s monthly assets under custody. The Manager will also pay a monthly fee to the Prime Broker, covering withdrawals and deposits to or from the Settlement Balance in connection with the creation and redemption of Shares.

Term; Termination and Suspension

The Prime Broker Agreement will remain in effect until either party terminates the Prime Broker Agreement; provided, however, that the Coinbase Entities shall not restrict, suspend, or modify any Prime Broker Services following termination of the Prime Broker Agreement by a Custodial Entity without Cause (as defined in the Prime Broker Agreement) or by the Fund until the end of the applicable notice period and neither party’s termination of the Prime Broker Agreement will be effective until the Fund and/or the Custodial Entities, as the case may be, have fully satisfied their obligations thereunder.

The Fund may terminate the Prime Broker Agreement in whole or in part upon thirty days’ prior written notice to the applicable Custodial Entity; and (ii) for Custodian Cause (as defined in the Prime Broker Agreement) at any time by written notice to the Prime Broker, effective immediately, or on such later date as may be specified in such notice. The Fund will also be entitled to terminate the Prime Broker Agreement in the event that the Custodial Entities do not deliver a SOC 1 Report or SOC 2 Report, as applicable. See “-Record Keeping; Inspection and Auditing.”

The Custodial Entities may terminate the Prime Broker Agreement (i) upon one hundred eighty days’ prior written notice to the Fund; and (ii) for Cause at any time by written notice to the Fund, effective immediately, or on such later date as may be specified in the notice.

In the event that either the Fund or the Custodial Entities terminate the Prime Broker Agreement without Cause, the Custodial Entities shall use reasonable efforts to assist the Fund with transferring any digital assets, fiat currency or funds associated with the Fund’s Accounts to another custodial services provider within ninety days of receipt of the applicable termination notice.

Governing Law

The Prime Broker Agreement is governed by New York law.

Co-Transfer Agency Agreement

On June 25, 2025, the Manager and Continental Stock Transfer & Trust Company, a Delaware corporation (“Continental”), entered into a Co-Transfer Agency Agreement (the “Co-Transfer Agency Agreement”) engaging Continental to serve as a co-transfer agent for the Fund (the “Co-Transfer Agent”). The Co-Transfer Agency Agreement sets forth the obligations and responsibilities of the Co-Transfer Agent with respect to transfer agency services for certain Fund shares held in book-entry form prior to the Uplisting Date.

Although executed as of June 25, 2025, the Co-Transfer Agency Agreement shall not become effective and the services to be provided under the Co-Transfer Agency Agreement shall not be provided until the Uplisting Date.

Fees paid to the Co-Transfer Agent are a Manager-paid Expense.

The foregoing description is a summary, does not purport to be a complete description of the Co-Transfer Agency Agreement, and is qualified in its entirety by reference to the Co-Transfer Agency Agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Marketing Agent Agreement

On June 25, 2025, the Manager and Foreside Fund Services, LLC (the “Marketing Agent”) entered into a marketing agent agreement (the “Marketing Agent Agreement”), which amends and restates the previous Marketing Agent Agreement between the Manager and the Marketing Agent dated April 9, 2025. Under the Marketing Agent Agreement, the Marketing Agent will provide the following services to the Manager: (i) assist the Manager in facilitating Participation Agreements between and among Authorized Participants, the Manager, on behalf of the Fund, and the Transfer Agent; (ii) provide prospectuses to Authorized Participants; (iii) work with the Transfer Agent to review and approve orders placed by the Authorized Participants and transmitted to the Transfer Agent; (iv) review and file applicable marketing materials with FINRA and (v) maintain, reproduce and store applicable books and records related to the services provided under the Marketing Agent Agreement. The Manager will pay the Marketing Agent an annual fee, as well as certain out-of-pocket fees and expenses of the Marketing Agent incurred in connection with its assistance in the marketing of the Fund and its Shares.

Although executed on June 25, 2025, the Marketing Agent Agreement shall not become effective and the services to be provided under the Marketing Agent Agreement shall not be provided until the Uplisting Date.

The foregoing description is a summary, does not purport to be a complete description of the Marketing Agent Agreement, and is qualified in its entirety by reference to the Marketing Agent Agreement, which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Amendment No. 7 to Index License Agreement

On June 26, 2025, the Manager and CoinDesk Indices, Inc. (the “Index Provider”), entered into an Amendment No. 7 (the “Amendment No. 7”) to the Index License Agreement, dated February 1, 2022, between the Manager and the Index Provider (as amended, the “Index License Agreement”) governing the Manager’s use of the CoinDesk 5 Index (the “Index”) to calculate the value of the Fund Components, among other things. The Amendment No. 7 amends the terms of the Index License Agreement to set forth certain licensing rights and obligations concerning the Manager’s use of the Index in connection with its efforts to convert the Fund into an ETF listed on NYSE Arca, among other things.

The foregoing description is a summary, does not purport to be a complete description of the Amendment No. 7, and is qualified in its entirety by reference to the Amendment No. 7, which is filed as Exhibit 10.4 hereto and is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

Previous Custodian Agreement

In connection with the entry into the Prime Broker Agreement, the Manager and the Custodian agreed to terminate, as of the Uplisting Date, the Amended and Restated Custodian Agreement, dated June 29, 2022, between the Manager and the Custodian (the “Previous Custodian Agreement”).

Under the Previous Custodian Agreement, the Custodian controlled and secured the Fund’s “Digital Asset Account,” a segregated custody account to store private keys, which allow for the transfer of ownership or control of the Fund’s Fund Components, on the Fund’s behalf. The Custodian’s services (i) allowed Fund Components to be deposited from a public blockchain address to the Fund’s Digital Asset Account and (ii) allowed the Fund or Manager to withdraw Fund Components from the Fund’s Digital Asset Account to a public blockchain address the Fund or Manager controls.

The Custodian and certain of its affiliates are party to the Prime Broker Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Prime Broker Agreement, dated June 25, 2025, by and among the Fund, the Manager and the Prime Broker, on behalf of itself, the Custodian, and Coinbase Credit (incorporated by reference to Exhibit 99.1 of the Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-286293) filed by the Registrant on June 26, 2025).

10.2

Co-Transfer Agency Agreement, dated June 25, 2025, between the Manager and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 99.8 of the Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-286293) filed by the Registrant on June 26, 2025).

10.3

Marketing Agent Agreement, dated as of June 25, 2025, between the Manager and the Marketing Agent (incorporated by reference to Exhibit 99.3 of the Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-286293) filed by the Registrant on June 26, 2025.

10.4

Amendment No. 7 to the Index License Agreement, dated June 26, 2025, between the Manager and the Index Provider (incorporated by reference to Exhibit 99.6 of the Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-286293) filed by the Registrant on June 26, 2025.

99.1	Risk Factors Related to the Prime Broker Agreement.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC as Manager of Grayscale Digital Large Cap Fund LLC

Date:	June 30, 2025	By:	/s/ Edward McGee
Name: Edward McGee Title: Chief Financial Officer*

* The Registrant is a fund and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Manager of the Registrant.